February 5, 2007

Harold Alpar, CEO
Pioneer Capital Associates, Inc.
Wilmington, DE 19808



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Pioneer Capital Associates, Inc., of our report dated February 5, 2007, relating to the January 31, 2006 and January 31, 2007 financial statements of Pioneer Capital Associates, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

Yours Truly


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